EXHIBIT 3.4

Industry Canada Corporations Canada 9th floor Jean Edmonds Tower South 365 Laurier Avenue West Ottawa, Ontario K1A 0C8	Industrie Canada Corporations Canada 9e étage Tour Jean Edmonds sud 365, avenue Laurier oust Ottawa (Ontario) K1A 0C8

May 12, 2009 / le 12 mai 2009

Your file – Votre référence

Andrew M. Bunston

Borden Ladner Gervais

40 King Street West

Our file – Notre référence

Scotia Plaza

639049-8

Toronto Ontario

M5H 3Y4

Re – Objet

 Oppenheimer Holdings Inc.

Enclosed herewith is the document issued in the above matter.

A notice of issuance of CBCA documents will be published in the Canada Corporations Bulletin.  A notice of issuance of CCA documents will be published in the Canada Corporations Bulletin and the Canada Gazette.

IF A NAME OR CHAGE OF NAME IS INVOLVED, THE FOLLOWING CAUTION SHOULD BE OBSERVED:

This name is available for use as a corporate name subject to and conditional upon the applicants assuming full responsibility for any risk of confusion with existing business names and trade marks (including those set out in the relevant NUANS search report(s)).  Acceptance of such responsibility will comprise an obligation to change the name to a dissimilar one in the event that representations are made and established that confusion is likely to occur.  The use of any granted is subject to the laws of the jurisdiction where the company carries on business.

Vous trouverez ci-inclus le document émis dans l’affaire précitée.

Un avis de l’émission de documents en vertu der la LCSA sera publié dans le Bulletin des sociétés canadiennes. Un avis de l’émission de documents en vertu der la LCC sera publié dans le Bulletin des sociétés canadiennes et dans la Gazette du Canada.

S’IL EST QUESTION D’UNE DÉNOMINATION SOCIALE OU D’UN CHANGEMENT DE DÉNOMINATION SOCIALE, L’AVERTISSEMENT SUIVANT DOIT ÊTRE RESPECTÉ:

Cette dénomination sociale est disponible en autant que les requérants assument toute responsabilité de risque de confusion avec toutes dénominations commerciales et toutes marques de commerce existantes (y compris celles qui sont citées dans le(s) rapport(s) de recherches de NUANS pertinent(s)). Cette acceptation de responsabilité comprend l’obligation de changer la dénomination de la société en une dénomination différente advenant le cas où u des représentations sont faites établissant qu’il y a une probabilité de confusion. L’utilisation de tout nom octroyé estsujette a toute loi de la juridiction ou la société exploite son entreprise.

/s/ Marie-Marthe Soulière-Roussel Marie-Marthe Soulière-Roussel
For the Director General, Corporations Canada	Pour le Directeur general, Corporations Canada

Industry Canada

Certificate of

Discontinuance

Canada Business

Corporations Act

Oppenheimer Holdings Inc.

639049-8

__________________________________

_________________________________

Name of corporation

Corporation number

I hereby certify that the above-named corporation

a)

was discontinued under section 188 of the

Canada Business Corporations Act and

continued under the laws of another

jurisdiction as specified in the attached

notice;

b)

was discontinued under section 188 of the

Canada Business Corporations Act and

continued under the

i)

Bank Act,

ii)

Canada Cooperative Associations Act,

iii)

Insurance Companies Act, or

iv)

Trust and Loans Companies Act,

as specified in the attached notice; or

a)

Was amalgamated pursuant to the

provisions of the

i)

Bank Act,

ii)

Canada Cooperative Associations Act,

iii)

Cooperative Credit Associations Act,

iv)

Insurance Companies Act, or

v)

Trust and Loans Companies Act,

as specified in the attached notice.

___/s/ Richard Shaw______________

May 11, 2009

Richard G. Shaw

Date of Discontinuance

Director